File No. 001-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

GRAFITI HOLDING INC.
(Exact name of registrant as specified in its charter)

British Columbia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

169 Bath Road, Slough, United Kingdom	4DXUK
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 223-4630

Copies to:

Kevin Friedmann, Esq.

Norton Rose Fulbright US LLP

1045 W. Fulton Market, Suite 1200

Chicago, IL 60607

Telephone Number: (312) 964-7763

Securities to be registered under Section 12(b) of the Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Shares, no par value	The Nasdaq Stock Market LLC

Securities to be registered under Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

This Registration Statement on Form 10 incorporates by reference information included in the information statement filed herewith as Exhibit 99.1. The cross-reference sheet below identifies where the items required by Form 10 can be found in the information statement.

Item 1. Business.

The information required by this item is included in the sections of the information statement titled “Information Statement Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Grafiti,” and “Where You Can Find More Information,” all of which are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is included in the section of the information statement titled “Risk Factors,” which is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is included in the sections of the information statement titled “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Grafiti,” “Index to Financial Statements” and the financial statements referenced therein, all of which are incorporated herein by reference.

Item 3. Properties.

The information required by this item is included in the section of the information statement titled “Business of Grafiti—Facilities,” which is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is included in the section of the information statement titled “Security Ownership of Certain Beneficial Owners and Management,” which is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is included in the section of the information statement titled “Management of Grafiti Following the Spin-off,” which is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is included in the sections of the information statement titled “Management of Grafiti Following the Spin-off” and “Executive and Director Compensation,” which are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is included in the sections of the information statement titled “The Separation and Distribution,” “The Separation Agreement,” “Management of Grafiti Following the Spin-off” and “Executive and Director Compensation,” which are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is included in the sections of the information statement titled “Business of Grafiti – Legal Proceedings,” which is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is included in the sections of the information statement titled “Dividend Policy,” “Capitalization,” “The Separation and Distribution,” and “Description of Capital Stock,” all of which are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is included in the section of the information statement titled “Description of Capital Stock – Sales of Unregistered Securities,” which is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to Be Registered.

The information required by this item is included in the sections of the information statement titled “Dividend Policy,” “The Separation and Distribution,” and “Description of Capital Stock,” all of which are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is included in the section of the information statement titled “Description of Capital Stock – Limitations on Liability, Indemnification of Officers and Directors, and Insurance,” which is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement titled “Index to Financial Statements” and the financial statements referenced therein, which is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

Financial Statements.

The information required by this item is contained under the section of the information statement titled “Index to Financial Statements” and the financial statements referenced therein, which is incorporated herein by reference.

Exhibits.

Exhibit Number	Description
2.1*	Separation Agreement, dated as of October 23, 2023, by and between Grafiti Holding Inc. and Inpixon (1)
2.2 *	Business Combination Agreement by and among Inpixon, Grafiti Holding Inc., 1444842 B.C. Ltd and Damon Motors, Inc., dated as of October 23, 2023 (2)
2.3	Amendment to Business Combination Agreement, dated as of June 18, 2024, by and among XTI Aerospace, Inc., Grafiti Holding Inc., 1444842 B.C. Ltd. and Damon Motors Inc. (3)
3.1	Articles of Grafiti Holding Inc. (4)
10.1	Liquidating Trust Agreement by and among Inpixon, Grafiti Holding Inc. and Melanie Figueroa, as trustees, dated as of December 27, 2023.
10.2	Form of Letter Agreement regarding OTC Equity Prepaid Forward Transaction by and among House of Lithium Ltd. and Braebeacon Holdings Inc., Grafiti Holding Inc. and Damon Motors Inc.
10.3+	Grafiti Holding Inc. 2024 Stock Incentive Plan.
10.4+	Form of Stock Option Agreement under Grafiti Holding Inc. 2024 Stock Incentive Plan.
10.5	Note Purchase Agreement, dated as of June 26, 2024, by and between Grafiti Holding Inc. and Streeterville Capital LLC.
10.6	Secured Promissory Note, dated as of June 26, 2024, issued to Streeterville Capital LLC.
10.7	Security Agreement, dated as of June 26, 2024, by and between Grafiti Holding Inc. and Streeterville Capital LLC.
10.8	Guaranty, dated as of June 26, 2024, by Damon Motors, Inc. in favor of Streeterville Capital LLC.
10.9	Guaranty, dated as of June 26, 2024, by Damon Motors Corporation in favor of Streeterville Capital LLC.
10.10	Senior Secured Promissory Note, dated as of June 26, 2024, by Damon Motors Inc.
10.11	Security and Pledge Agreement, dated as of June 26, 2024, by and between Grafiti Holding Inc. and Damon Motors Inc.
10.12	Guaranty, dated as of June 26, 2024, by Damon Motors Corporation in favor of Grafiti Holding Inc.
10.13*	Distributor Agreement, dated as of July 19, 2024, by and between Grafiti LLC and Grafiti Limited.
10.14	Administrative Support Service Agreement, dated as of July 19, 2024, by and between Grafiti LLC and Grafiti Limited.
99.1	Information Statement, preliminary and subject to completion dated July 24, 2024.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules to the SEC upon request.

+	Indicates management contract or compensatory plan or arrangement.

*	Portions of this exhibit have been omitted because they are both (i) not material and (ii) customarily and actually treated by the registrant as private or confidential.

(1)	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by XTI Aerospace, Inc. (f/k/a Inpixon) on October 23, 2023.

(2)	Incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by XTI Aerospace, Inc. (f/k/a Inpixon) on October 23, 2023.

(3)	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by XTI Aerospace, Inc. on June 24, 2024.

(4)	Incorporated by reference to Exhibit A in Exhibit 2.1 to the Current Report on Form 8-K filed by XTI Aerospace, Inc. (f/k/a Inpixon) on October 23, 2023.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFITI HOLDING INC.

Date: July 24, 2024	By:	/s/ Nadir Ali
Nadir Ali
Chief Executive Officer and Director
Principal Executive Officer
Principal Financial Officer

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